EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of USEC Inc. (File Number 333-71635, 333-85641 and 333-101094) of our report dated February 11, 2004, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 12, 2004